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                                                                    EXHIBIT 11
                       TELEPORT COMMUNICATIONS GROUP INC.
                         COMPUTATION OF LOSS PER SHARE
                   THREE MONTHS ENDED MARCH 31, 1997 AND 1996



                                               THREE MONTHS ENDED
                                                   MARCH 31,
                                          CONSOLIDATED     COMBINED
                                              1997           1996
                                          -------------  -------------

Net Loss                                  $(45,028,000)  $(18,693,000)
                                          ============   ============

Primary loss per common share:

Weighted average number of shares
 outstanding                              161,665,547     70,000,140
                                          ============   ============

Loss per share                            $      (0.28)  $      (0.27)
                                          ============   ============